Exhibit 99.1

GENPACT REPORTS RESULTS FOR 2011 FULL YEAR AND FOURTH QUARTER

Revenues of $1.6 Billion, Up 27% for FY ’11 and Up 30% for 4Q ’11

Adjusted Income from Operations of $265 Million, Up 30% for FY ’11 and Up 21% for 4Q ’11

Net Income of $184 Million, Up 30% for FY ’11 and Up 33% for 4Q ’11

NEW YORK, February 6, 2012 – Genpact Limited (NYSE: G), a global leader in business process and technology management, today announced financial results for the fourth quarter and full-year ended December 31, 2011.

Key Financial Results – Full-Year 2011

•	Revenues were $1.60 billion, up 27.1% from $1.26 billion in 2010.

•	Net income attributable to Genpact Limited shareholders was $184.3 million, up 29.6% from $142.2 million in 2010; net income margin for 2011 was 11.5%, up from 11.3% in 2010.

•	The effective tax rate was 27.7%, up from 19.4% in 2010.

•	Diluted earnings per common share were $0.81, up from $0.63 per share in 2010.

•	Adjusted income from operations increased 29.8% to $264.5 million, up from $203.7 million in 2010.

•	Adjusted income from operations margin was 16.5%, up from 16.2% in 2010.

•	Adjusted diluted earnings per share were $0.98, up from $0.74 in 2010.

Key Financial Results – Fourth Quarter 2011

•	Revenues were $442.7 million, up 29.6% from $341.5 million in the fourth quarter of 2010.

•

Net income attributable to Genpact Limited shareholders was $61.1 million, up 32.8% from $46.0 million in the fourth quarter of 2010; net income margin for the fourth quarter of 2011 was 13.8%, up from 13.5% in the fourth quarter of 2010.

•	Diluted earnings per common share were $0.27, up from $0.20 per share in the fourth quarter of 2010.

•	Adjusted income from operations totaled $77.1 million, up from $63.7 million in the fourth quarter of 2010.

•	Adjusted income from operations margin was 17.4%, compared to 18.7% in the fourth quarter of 2010.

•	Adjusted diluted earnings per share were $0.32, up from $0.23 in the fourth quarter of 2010.

N.V. ‘Tiger’ Tyagarajan, Genpact’s President and CEO said, “We had a great 2011 and finished the year with a very strong fourth quarter. Genpact delivered growth in revenues, adjusted operating income and margin, as well as EPS for the year. We also generated record cash flows. In 2011, we took a number of actions that have more sharply defined who we are and how we add value to our clients. For example, we expanded and refocused our front-end teams by key industry verticals to better serve clients’ needs, we now have half of our leadership team closer to clients which reflects our global footprint, we accelerated investment in new products and services and we added substantial domain expertise through acquisitions. Genpact won a record 107 new logos during the year and expanded relationships with existing clients across all size-of-engagement categories. The number of clients in the category from $1 to $5 million of annual revenues grew the fastest, to 121 from 64 at the end of 2010. This combination of new logo wins, expansion of existing client relationships and strengthened domain capabilities gives us a tremendous runway for future growth.”

Revenues from Global Clients grew 42.7% for the full year 2011 and 46.9% in the fourth quarter. Business process management revenues from Global Clients grew by 23.4% for the full year, and 20.5% in the fourth quarter and were led by growth in Smart Decision Services of 52.4% for the full year and 54.8% for the fourth quarter. Revenues from Global Clients represented approximately 69.8% of Genpact’s total revenues in 2011, with the remaining 30.2% of revenues coming from GE. GE revenues increased 1.6% for the full year 2011 and were relatively unchanged in the fourth quarter.

As of the end of 2011, 56 client relationships each contributed revenues of $5 million or more in the last twelve months, up from 44 such relationships as of December 31, 2010. As of the end of 2011, nine client relationships each contributed revenues of $25 million or more in the last twelve months, up from three such client relationships as of December 31, 2010.

Approximately 78.2% of Genpact’s revenues for the full year 2011 and 75.4% for the fourth quarter came from business process management services, compared to 86.1% for 2010 and 86.9% for the fourth quarter of 2010. Revenues from IT services represented approximately 21.8% of total revenues for full year 2011 and 24.6% for the fourth quarter, up from 13.9% for 2010 and 13.1% for the fourth quarter of 2010.

Genpact generated $266.6 million of cash from operations in 2011 and $89.5 million in the fourth quarter of 2011, up from $163.1 million of cash from operations in 2010 and $85.1 million in the fourth quarter of 2010, primarily due to increased cash earnings and some non-recurring items. Genpact had approximately $408.0 million in cash and cash equivalents as of December 31, 2011.

As of December 31, 2011, Genpact had approximately 55,400 employees worldwide, an increase from approximately 43,900 at the end of 2010. The attrition rate for the entire year, measured from day one, was 30%, down from 31% in 2010. Revenue per employee in 2011 was $34,100, up from $31,100 in 2010.

2012 Outlook

Tyagarajan continued, “Our relationships with existing clients are strong and expanding, our pipeline is healthy and client decision cycle times appear to be stable. With our widely diversified portfolio of services across key industries and geographies, we are well positioned to adapt to evolving client needs in a sharply differentiated way. In an environment where our clients are facing ongoing macro-economic uncertainty and volatility, we expect annual revenues for 2012 between $1.84 billion and $1.88 billion. As we have discussed previously, we will continue to invest for growth and expect adjusted income from operations margin in 2012 of 16% to 16.5%.”

Conference Call to Discuss Financial Results

Genpact management will host an hour-long conference call beginning at 8:00 a.m. EST on February 7, 2011 to discuss the company’s performance for the periods ended December 31, 2011. To participate, callers can dial +1 (866) 271-0675 from within the U.S. or +1 (617) 213-8892 from any other country. Thereafter, callers will be prompted to enter the participant code, 95682579.

For those who cannot participate in the call, a replay and podcast will be available on Genpact’s website, www.genpact.com, after the end of the call. A transcript of the call will also be made available on Genpact’s website.

About Genpact

Genpact Limited (NYSE: G), a global leader in business process and technology management services, has developed a science behind superior business processes. Genpact’s unique process thought leadership captured in its Smart Enterprise Processes (SEPSM) framework, combined with deep domain expertise in multiple industry verticals, delivers better business outcomes across the enterprise, rather than simply providing efficiency gains within a single function. Genpact’s Smart Decision Services deliver business insights to its clients through targeted analytics, reengineering expertise, and advanced risk management. Genpact makes technology more intelligent by embedding it with these process and data insights in addition to providing a wide range of technology services. Built on a legacy of serving GE for more than 14 years, Genpact enables companies worldwide to make smarter decisions, helping them drive revenue growth, compete more successfully, mitigate risk effectively, and improve operating margins and working capital. Driven by a passion for process and operational excellence based on its Lean and Six Sigma DNA, the company’s 55,000+ professionals around the globe deliver world-class business process and technology management services everyday to its more than 600 clients – from a network of 57 delivery centers across 16 countries supporting more than 25 languages. For more information, visit www.genpact.com.

Safe Harbor

This press release contains certain statements concerning our future growth prospects and forward-looking statements, as defined in the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those in such forward-looking statements. These risks and uncertainties include but are not limited to a slowdown in the economies and sectors in which our clients operate, a slowdown in the business process management and information technology services sectors, the risks and uncertainties arising from our past and future acquisitions, our ability to manage growth, factors which may impact our cost advantage, wage increases, our ability to attract and retain skilled professionals, risks and uncertainties regarding fluctuations in our earnings, general economic conditions affecting our industry as well as other risks detailed in our reports filed with the U.S. Securities and Exchange Commission, including Genpact’s Annual Report on Form 10-K. These filings are available at www.sec.gov. Genpact may from time to time make additional written and oral forward-looking statements, including statements contained in our filings with the Securities and Exchange Commission and our reports to shareholders. Although Genpact believes that these forward-looking statements are based on reasonable assumptions, you are cautioned not to put undue reliance on these forward-looking statements, which reflect management’s current analysis of future events and should not be relied upon as representing management’s expectations or beliefs as of any date subsequent to the time they are made. Genpact does not undertake to update any forward-looking statements that may be made from time to time by or on behalf of Genpact.

Contact

Investors:	Shishir Verma
+1 (646) 624 5912
shishir.verma@genpact.com

Media:	Gail Marold
+1 (919) 345 3899
gail.marold@genpact.com

GENPACT LIMITED AND ITS SUBSIDIARIES

Consolidated Balance Sheets

(Unaudited)

(In thousands, except per share data)

	As of December 31,
	2010	2011
Assets
Current assets
Cash and cash equivalents	$404,034	$408,020
Short term investments	76,985	—
Accounts receivable, net	174,654	258,498
Accounts receivable from related party, net	131,271	143,921
Deferred tax assets	21,985	46,949
Due from related party	3	10
Prepaid expenses and other current assets	126,848	127,721

Total current assets	$935,780	$985,119

Property, plant and equipment, net	197,166	180,504
Deferred tax assets	35,099	91,880
Investment in equity affiliates	1,913	220
Customer-related intangible assets, net	33,296	85,987
Marketing-related intangible assets, net	—	24,240
Other intangible assets, net	51	3,061
Goodwill	570,153	925,339
Other assets	120,003	107,037

Total assets	$1,893,461	$2,403,387

GENPACT LIMITED AND ITS SUBSIDIARIES

Consolidated Balance Sheets

(Unaudited)

(In thousands, except per share data)

	As of December 31,
	2010	2011
Liabilities and equity
Current liabilities
Short-term borrowings	$—	$252,000
Current portion of long-term debt	24,950	29,012
Current portion of capital lease obligations	702	1,005
Current portion of capital lease obligations payable to related party	1,188	762
Accounts payable	12,206	20,951
Income taxes payable	8,064	20,118
Deferred tax liabilities	489	35
Due to related party	4,030	464
Accrued expenses and other current liabilities	270,919	337,481

Total current liabilities	$322,548	$661,828
Long-term debt, less current portion	—	73,930
Capital lease obligations, less current portion	741	846
Capital lease obligations payable to related party, less current portion	1,748	855
Deferred tax liabilities	2,953	1,905
Due to related party	10,683	9,154
Other liabilities	73,546	219,186

Total liabilities	$412,219	$967,704

Shareholders’ equity
Preferred shares, $0.01 par value, 250,000,000 authorized, none issued	—	—
Common shares, $0.01 par value, 500,000,000 authorized, 220,916,960 and 222,347,968 issued and outstanding as of December 31, 2010 and 2011, respectively	2,208	2,222
Additional paid-in capital	1,105,610	1,146,203
Retained earnings	421,092	605,386
Accumulated other comprehensive income (loss)	(50,238)	(320,753)

Genpact Limited shareholders’ equity	$1,478,672	$1,433,058
Noncontrolling interest	2,570	2,625

Total equity	$1,481,242	$1,435,683
Commitments and contingencies

Total liabilities and equity	$1,893,461	$2,403,387

GENPACT LIMITED AND ITS SUBSIDIARIES

Consolidated Statements of Income

(Unaudited)

(In thousands, except per share data)

	Year ended December 31,
	2009	2010	2011
Net revenues
Net revenues from services - related party	$451,338	$479,231	$484,464
Net revenues from services - others	668,733	779,732	1,115,972

Total net revenues	1,120,071	1,258,963	1,600,436

Cost of revenue
Services	672,624	788,522	1,004,899

Total cost of revenue	672,624	788,522	1,004,899

Gross profit	$447,447	$470,441	$595,537
Operating expenses:
Selling, general and administrative expenses	265,392	282,102	357,959
Amortization of acquired intangible assets	25,969	15,959	19,974
Other operating (income) expense, net	(6,094)	(5,484)	1,360

Income from operations	$162,180	$177,864	$216,244
Foreign exchange (gains) losses, net	5,493	(1,137)	(35,099)
Other income (expense), net	4,437	5,246	10,716

Income before Equity-method investment activity, net and income tax expense	$161,124	$184,247	$262,059
Equity-method investment activity, net	700	1,013	327

Income before income tax expense	$160,424	$183,234	$261,732
Income tax expense	25,466	34,203	70,656

Net Income	$134,958	$149,031	$191,076
Net income attributable to noncontrolling interest	7,657	6,850	6,782

Net income attributable to Genpact Limited shareholders	$127,301	$142,181	$184,294

Net income available to Genpact Limited common shareholders	$127,301	$142,181	$184,294
Earnings per common share attributable to Genpact Limited common shareholders
Basic	$0.59	$0.65	$0.83
Diluted	$0.58	$0.63	$0.81

Weighted average number of common shares used in computing earnings per common share attributable to Genpact Limited common shareholders

Basic	215,503,749	219,310,327	221,567,502

Diluted	220,066,345	224,838,529	226,354,403

GENPACT LIMITED AND ITS SUBSIDIARIES

Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)

	Year ended December 31,
	2009	2010	2011
Operating activities
Net income attributable to Genpact Limited shareholders	$127,301	$142,181	$184,294
Net income attributable to noncontrolling interest	7,657	6,850	6,782

Net income	$134,958	$149,031	$191,076
Adjustments to reconcile net income to net cash provided by (used for) operating activities:
Depreciation and amortization	53,047	57,881	58,357
Amortization of debt issue costs	561	385	1,952
Amortization of acquired intangible assets	26,540	16,275	20,132
Reserve (release) for doubtful receivables	1,614	(1,334)	6,298
Reserve for / (writeback of) mortgage loans	(1,022)	12	52
Gain on business acquisition	—	(247)	—
Unrealized (gain) loss on revaluation of foreign currency asset/liability	(166)	(284)	(18,276)
Equity-method investment activity, net	700	1,013	327
Stock-based compensation expense	19,285	17,514	27,767
Deferred income taxes	(20,740)	(5,400)	(7,981)
Others, net	206	181	5,322
Change in operating assets and liabilities:
Increase in accounts receivable	(21,980)	(50,414)	(46,314)
Increase in other assets	(32,005)	(25,932)	(10,461)
(Decrease) increase in accounts payable	4,214	(2,631)	6,800
(Decrease) increase in accrued expenses and other current liabilities	(11,155)	(2,560)	27,517
(Decrease) increase in income taxes payable	(563)	6,447	10,345
(Decrease) increase in other liabilities	4,675	3,161	(6,301)

Net cash provided by operating activities	$158,169	$163,098	$266,612

Investing activities
Purchase of property, plant and equipment	(52,540)	(55,171)	(35,776)
Proceeds from sale of property, plant and equipment	1,147	1,239	916
Investment in affiliates	(296)	(2,324)	—
Purchase of short term investments	(246,914)	(107,324)	(129,458)
Proceeds from sale of short term investments	255,778	162,940	206,443
Short term deposits placed with related party	(111,049)	(6,530)	—
Redemption of short term deposits with related party	160,405	16,325	—
Payment for business acquisitions, net of cash acquired	(20,196)	(42,575)	(577,233)

Net cash used in investing activities	$(13,665)	$(33,420)	$(535,108)

Financing activities
Repayment of capital lease obligations	(2,603)	(4,861)	(2,821)
Proceeds from long-term debt	—	—	120,000
Repayment of long-term debt	(30,000)	(45,000)	(40,000)
Short-term borrowings, net	(24,820)	(165)	252,000
Proceeds from issuance of common shares under stock based compensation plans	13,743	24,826	12,840
Direct cost incurred in relation to debt	—	—	(9,115)
Distribution to noncontrolling interest	(7,866)	(7,065)	(6,805)

Net cash provided by (used for) financing activities	$(51,546)	$(32,265)	$326,099

Effect of exchange rate changes	11,726	17,887	(53,617)
Net increase in cash and cash equivalents	92,958	97,413	57,603
Cash and cash equivalents at the beginning of the period	184,050	288,734	404,034

Cash and cash equivalents at the end of the period	$288,734	$404,034	$408,020

Supplementary information
Cash paid during the period for interest	$4,274	$1,617	$5,026
Cash paid during the period for income taxes	$67,561	$40,466	$65,688
Property, plant and equipment acquired under capital lease obligation	$1,558	$1,968	$1,787

GENPACT LIMITED AND ITS SUBSIDIARIES

Consolidated Statements of Income

(Unaudited)

	Three months period ended,
	March 31, 2011	June 30, 2011	September 30, 2011	December 31, 2011
	(dollars in millions)
Statement of income data:
Total net revenues	$330.6	$397.6	$429.6	$442.7
Cost of revenue	214.5	254.0	268.3	268.1
Gross profit	116.1	143.6	161.3	174.6
Income from operations	46.5	51.1	56.7	61.9
Income before equity-method investment activity, net and income tax expense	51.2	55.2	68.6	87.0
Net income attributable to Genpact Limited shareholders	$36.1	$39.0	$48.0	$61.1

	Three months period ended,
	March 31, 2010	June 30, 2010	September 30, 2010	December 31, 2010
	(dollars in millions)
Statement of income data:
Total net revenues	$288.2	$307.6	$321.6	$341.5
Cost of revenue	176.7	191.1	204.8	215.9
Gross profit	111.5	116.5	116.7	125.6
Income from operations	37.3	38.3	42.4	59.9
Income before equity-method investment activity, net and income tax expense	37.8	34.3	49.2	63.0
Net income attributable to Genpact Limited shareholders	$28.2	$27.8	$40.1	$46.0

Reconciliation of Adjusted Non-GAAP Financial Measures to GAAP Measures

To supplement the consolidated financial statements presented in accordance with GAAP, this press release includes the following measures defined by the Securities and Exchange Commission as non-GAAP financial measures: non-GAAP adjusted income from operations, adjusted net income attributable to shareholders of Genpact Limited, or adjusted net income, and adjusted diluted earnings per share attributable to shareholders of Genpact Limited, or adjusted diluted earnings per share. These non-GAAP measures are not based on any comprehensive set of accounting rules or principles and should not be considered a substitute for or superior to, financial measures calculated in accordance with GAAP, and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures, the financial statements prepared in accordance with GAAP and the reconciliations of Genpact’s GAAP financial statements to such non-GAAP measures should be carefully evaluated.

For its internal management reporting and budgeting purposes, Genpact’s management uses financial statements that do not include stock-based compensation expense, amortization of acquired intangibles at formation in 2004, expenses associated with the Company’s March 2010 secondary offering and significant acquisition related expenses and amortization of acquired intangibles on such acquisitions, for financial and operational decision-making, to evaluate period-to-period comparisons or for making comparisons of Genpact’s operating results to that of its competitors. Moreover, because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use when adopting ASC 718 “Compensation-Stock Compensation”, Genpact’s management believes that providing financial statements that do not include stock-based compensation allows investors to make additional comparisons between Genpact’s operating results to those of other companies. In addition, Genpact’s management believes that providing non-GAAP financial measures that exclude amortization of acquired intangibles, expenses of the secondary offering and significant acquisition related expenses and amortization of acquired intangibles on such acquisitions, allows investors to make additional comparisons between Genpact’s operating results to those of other companies. The Company also believes that it is unreasonably difficult to provide its financial outlook in accordance with GAAP for a number of reasons including, without limitation, the Company’s inability to predict its future stock-based compensation expense under ASC 718, the amortization of intangibles associated with further acquisitions, significant acquisition related expenses and expenses of the secondary offering, if any. Accordingly, Genpact believes that the presentation of non-GAAP adjusted income from operations and adjusted net income, when read in conjunction with the Company’s reported results, can provide useful supplemental information to investors and management regarding financial and business trends relating to its financial condition and results of operations.

A limitation of using non-GAAP adjusted income from operations and adjusted net income versus income from operations and net income attributable to shareholders of Genpact Limited calculated in accordance with GAAP is that non-GAAP adjusted income from operations and adjusted net income excludes costs, namely, stock-based compensation, that are recurring. Stock-based compensation has been and will continue to be a significant recurring expense in Genpact’s business for the foreseeable future. Management compensates for this limitation by providing specific information regarding the GAAP amounts excluded from non-GAAP adjusted income from operations and adjusted net income and evaluating such non-GAAP financial measures with financial measures calculated in accordance with GAAP.

The following tables show the reconciliation of these adjusted financial measures from GAAP for the three months and year ended December 31, 2010 and 2011:

Reconciliation of Adjusted Income from Operations

(Unaudited) (In thousands)

	Year ended December 31,		Quarter ended December 31,
	2010	2011	2010	2011

Income from operations as per GAAP	$177,864	$216,244	$59,885	$61,928
Add: Amortization of acquired intangible assets resulting from Formation Accounting	13,240	9,354	3,123	2,079
Add: Amortization of acquired intangible assets relating to significant acquisitions	—	7,865	—	2,949
Add: Significant acquisition related expenses	—	5,619	—	—
Add: Stock based compensation	17,514	27,767	2,551	10,055
Add: Other income	2,978	4,793	500	1,781
Less: Equity-method investment activity, net (excluding non-cash gain on re-measurement of equity holding in HPP)	(1,013)	(344)	(304)	(38)
Less: Net income attributable to non controlling interest	(6,850)	(6,782)	(2,053)	(1,611)

Adjusted income from operations	$203,733	$264,516	$63,702	$77,143

Reconciliation of Adjusted Net Income

(Unaudited) (In thousands, except per share data)

	Year ended December 31,		Quarter ended December 31,
	2010	2011	2010	2011
Net income as per GAAP	$142,181	$184,294	46,029	$61,120
Add: Amortization of acquired intangible assets resulting from Formation Accounting	13,240	9,354	3,123	2,079
Add: Amortization of acquired intangible assets relating to significant acquisitions	—	7,865	—	2,949
Add: Significant acquisition related expenses	—	5,619	—	—
Add: Stock based compensation	17,514	27,767	2,551	10,055
Add: Secondary offering expenses	591	—	—	—
Less: Tax impact on amortization of acquired intangibles resulting from Formation Accounting	(3,836)	(2,250)	(838)	(412)
Less: Tax impact on amortization of acquired intangibles resulting from significant acquisitions	—	(2,674)	—	(1,004)
Less: Tax impact on significant acquisition related expenses	—	(1,435)	—	(41)
Less: Tax impact on stock based compensation	(3,872)	(7,800)	(35)	(2,743)

Adjusted net income	$165,818	$220,740	$50,830	$72,003

Adjusted diluted earnings per share	$0.74	$0.98	$0.23	$0.32